Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 9, 2012, with respect to

•	the consolidated financial statements and internal control over financial reporting of TPC Group Inc., and

•	the consolidated financial statements of TPC Group LLC,

in the Annual Report of TPC Group Inc. and TPC Group LLC on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statement of TPC Group Inc. on Form S-8 (File No. 333-166132, effective April 26, 2010) and in the Registration Statement of TPC Group LLC on Form S-4 (File 333-173804, effective September 22, 2011).

/s/ GRANT THORNTON LLP

Houston, Texas

March 9, 2012